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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Investors Bank & Trust Company
Massachusetts trust company

Investors Capital Trust 1
Delaware trust

Investors Safe Deposit Corporation
Massachusetts corporation

Investors Securities Corporation
Massachusetts corporation

IBT Fund Services (Canada) Inc.
Canadian corporation

IBT Trust Company (Cayman), Limited
Cayman limited company

Investors Holding Corporation
Massachusetts corporation

Investors Securities Services Inc.
Massachusetts corporation

Investors Boston Securities Corporation
Massachusetts corporation

Investors Trust Holdings Ireland
Irish company

Fenway Securities Corp.
Massachusetts corporation

Investors Funding Corporation
Massachusetts corporation

Investors GP Corporation
Massachusetts corporation

Investors Capital Services, LLC
Delaware LLC

Investors Financial Services (Ireland) Limited
Irish limited company

Investors Trust & Custodial Services (Ireland) Limited
Irish limited company

Investors Fund Services (Ireland) Limited
Irish limited company

Investors Mutual Fund Services Limited Partnership
Massachusetts limited partnership

Investors California Limited Partnership
Massachusetts limited partnership

Investors Mutual Fund Services, LLC
Delaware LLC

Investors California, LLC
Delaware LLC

Investors California Securities Holdings, LLC
Delaware LLC